Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Kelly Mason
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com
LEVI STRAUSS & CO. REPORTS THIRD-QUARTER 2020 FINANCIAL RESULTS
Reported Revenues of $1.1 Billion were down 27 percent
Diluted EPS was $0.07; Adjusted Diluted EPS was $0.08
Operating margin was nine percent; Cash from operations increased $156 million
SAN FRANCISCO (October 6, 2020) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the third quarter ended August 23, 2020.
Adjusted EBIT and adjusted diluted EPS were positive and adjusted free cash flow was even higher than the third quarter of the prior year, reflecting the company’s successful efforts to mitigate the impact of the COVID-19 pandemic. The company’s financial results continued to improve into the fourth quarter.
Third-Quarter 2020 Results
•Net revenues declined 27 percent on a reported basis; the decrease was primarily due to the impacts of the COVID-19 pandemic, including reduced traffic and ongoing closures of company-operated and third-party retail locations for portions of the quarter and in certain markets.
◦Company e-commerce revenue growth of 52 percent partially offset the decline, while the company’s global digital revenues, which includes the company's e-commerce sites as well as the online business of its pure-play and traditional wholesale customers, grew approximately 50 percent compared to the same period in the prior year, and comprised approximately 24 percent of third-quarter 2020 revenues, double what it was a year prior.
•Gross margin increased 130 basis points on a reported basis to 54.3 percent; Adjusted gross margin increased 60 basis points to 53.6 percent, primarily due to price increases and a higher proportion of sales in the higher-margin direct-to-consumer channel.
•SG&A declined 19 percent to $484 million; the $112 million decline primarily reflected the company’s cost-savings actions.
•The company recorded net income for the quarter of $27 million and Adjusted net income of $31 million, as compared to $124 million and $128 million, respectively, in the third quarter of the prior year. The decline is primarily attributable to the adverse revenue impact of COVID-19, higher interest expense reflecting the company’s actions to enhance its liquidity position, and a higher tax rate.
•Adjusted EBIT was $84 million, and adjusted EBIT margin was eight percent, due to the company’s cost-reduction initiatives and higher gross margin, despite the substantial adverse revenue impact of COVID-19.
•Adjusted diluted EPS was eight cents.
•The company returned to positive adjusted free cash flow generation in the third quarter, generating $183 million, reflecting the company’s focus on financial discipline, cost controls, cash and working capital.
•Total inventories, net of reserves, at quarter end increased one percent compared to a year prior, reflecting the company's inventory management efforts; inventory is healthy heading into the holiday season.
•Total Available Liquidity of $2 Billion; Cash at Quarter End was $1.4 Billion.

“As we continue to navigate the COVID-19 pandemic and its impact, we are laser focused on the areas that will drive value and enable us to emerge stronger on the other side, including elevating our already iconic brand, investing in digitization, and accelerating our efforts to diversify across geographies, product categories and distribution channels, including doubling down on our fast-growing direct-to-consumer business,” said Chip Bergh, president and chief executive officer of Levi Strauss & Co. “These investments are already paying off- we exceeded our expectations for the third quarter, our total digital business has doubled as a share of total net revenues, and Levi’s remains the global leader in denim, where our women’s business continues to take market share. And the brand has gotten even stronger during the pandemic."
“We bounced back this quarter, delivering profitability and generating strong cash flows,” said Harmit Singh, executive vice president and chief financial officer of Levi Strauss & Co. “The strength of the Levi’s brand is demonstrated in our gross margins, and revenues have been recovering from COVID-19 related disruptions faster than expected, driven by e-commerce, international and our women’s business, particularly within Europe and in the United States. Inventory is healthy headed into holiday, we are making investments in our digital transformation, and our cost and working capital actions have put us on a clear and accelerated path to achieving our adjusted EBIT margin ‘North Star’ of at least 12% when revenues recover to pre-COVID levels.”
COVID-19 Update
Currently:
•the substantial majority of third-party retail locations have reopened globally, as well as substantially all company-operated doors and franchisee doors, albeit many remain on reduced hours; and
•while sales remain down compared to prior year, the company continues to mitigate ongoing traffic declines by driving meaningfully higher conversion.
•As store locations have reopened, the company’s e-commerce net revenues growth has remained strong, at 52 percent growth for the quarter as compared to the prior year.
•The company’s global digital business, which includes its e-commerce sites as well as the online business of its pure-play and traditional wholesale customers, comprised approximately 24 percent of third-quarter 2020 revenues, double what it was a year prior, as consumer spending continued to shift towards online shopping experiences due to the changing retail landscape resulting from the global pandemic.
•Cash flow trends also continue to improve, and the company generated positive and strong net cash flows from operations and adjusted free cash flows in the quarter.
Although trends appear to be improving sequentially, and at a faster pace than previously expected, the ultimate impact of the COVID-19 pandemic remains highly uncertain. The company expects that its business and results of operations, including net revenues, earnings and cash flows, will continue to be significantly adversely impacted for at least the balance of 2020, and there remains the possibility of additional COVID-19 related inventory and other charges.

Third-Quarter Total Company Overview

	Three Months Ended		Increase (Decrease) As Reported	Nine Months Ended		Increase (Decrease) As Reported
($ millions, except per-share amounts)	August 23, 2020	August 25, 2019		August 23, 2020	August 25, 2019
Net revenues	$1,063	$1,447	(27)%	$3,067	$4,195	(27)%
Net income (loss)	$27	$124	(78)%	$(184)	$299	(161)%
Adjusted net income	$31	$128	(76)%	$2	$348	(99)%
Adjusted EBIT	$84	$176	(52)%	$68	$464	(85)%
Diluted earnings per share*	$0.07	$0.30	(23) ¢	$(0.46)	$0.73	(119) ¢
Adjusted diluted earnings per share*	$0.08	$0.31	(23) ¢	$0.01	$0.85	(84) ¢
*Note: per share increase (decrease) compared to prior year displayed in cents
•Net revenues declined 27 percent on a reported basis, and 26 percent on a constant-currency basis excluding $16 million in unfavorable currency effects. The decrease was primarily due to the impacts of the COVID-19 pandemic including reduced traffic and on-going closures of company-operated and third-party retail locations for portions of the quarter and in certain markets. Wholesale revenues declined 29 percent and direct-to-consumer revenues declined 22 percent; the direct-to-consumer decrease was partially offset by 52 percent growth in its company-operated e-commerce business, including the benefit of accelerating its omni-channel initiatives. Direct-to-consumer locations and e-commerce comprised 29 percent and 8 percent, respectively, of total company net revenues in the third quarter.
•Gross profit was $577 million compared to $767 million in the same quarter in the prior year. Gross margin was 54.3 percent of net revenues, up from 53.0 percent in the same quarter of the prior year. The increase in gross margin was primarily due to price increases, a higher proportion of sales in the higher-margin direct-to-consumer channel, and a $7.9 million reduction in estimated COVID-19 related inventory charges largely for adverse fabric purchase commitments.
•Adjusted gross margin, which excludes the COVID-19 related charges, was 53.6 percent, an increase of 60 basis points compared to prior year, primarily due to the price increases and higher proportion of sales in the higher-margin direct-to-consumer channel.
•Selling, general and administrative (SG&A) expenses were $484 million, a 19 percent decline compared to $596 million in the same quarter in the prior year, reflecting the company’s cost-savings actions.
•Operating income of $92 million declined as compared to $171 million in the same quarter in the prior year, primarily due to the adverse impacts of COVID-19, including lower net revenues, partially offset by lower SG&A expenses reflecting the company’s cost-reduction initiatives.
•Adjusted EBIT was $84 million, and adjusted EBIT margin was eight percent, despite the adverse revenue impact of COVID-19, due to the company’s cost-reduction initiatives and higher gross margin.
•Adjusted net income was $31 million as compared to Adjusted net income of $128 million in the same quarter of the prior year, reflecting the adverse revenue impact of COVID-19, higher interest expense related to the company’s actions to enhance its liquidity position, and a higher tax rate.
•Adjusted diluted earnings per share declined to $0.08 compared to $0.31 for the same prior-year period in-line with the Adjusted net income decline.
Additional information regarding Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share and Adjusted free cash flow, as well as amounts presented above on a constant-currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.

Third-Quarter Regional Overview
Reported regional net revenues and operating income (loss) for the quarter are set forth in the table below:

	Net Revenues			Operating Income (Loss) *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	August 23, 2020	August 25, 2019		August 23, 2020	August 25, 2019
Americas	$550	$771	(29)%	$92	$152	(39)%
Europe	$390	$463	(16)%	$88	$103	(15)%
Asia	$123	$213	(42)%	$(23)	$17	(234)%
* Note: Regional operating income is equal to regional Adjusted EBIT.
•In the Americas, net revenues declined 29 percent on a reported basis. Net revenues decreased due to lower revenues across our wholesale and company-operated stores as a result of the continued adverse impact of COVID-19. The decrease was partially offset by growth in the company’s e-commerce business and broader digital footprint due to increased traffic and higher conversion as consumer spending continued to shift towards online shopping experiences, as well as growth in the Signature by Levi Strauss & Co.™ brand.
Operating income for the Americas declined primarily due to the adverse revenue impacts of COVID-19, partially offset by declines in SG&A expenses driven by the company’s cost reduction initiatives in response to COVID-19.
•In Europe, net revenues declined 16 percent on a reported basis. Net revenues decreased across markets, channels, brands and categories, due to the continued adverse impact of COVID-19, with the exception of the company’s e-commerce business and broader digital footprint, which experienced strong growth during the quarter due to increased traffic and higher conversion.
Europe's operating income declined primarily due to the adverse revenue impacts of COVID-19, partially offset by declines in SG&A expenses driven by the company’s cost reduction initiatives in response to COVID-19.
•In Asia, net revenues decreased 42 percent on a reported basis. The decrease in net revenues was across channels and markets due to the impacts of COVID-19. The most significant impact was a $51 million decline in India where several states remained in government mandated lockdown throughout the third quarter. Excluding India, net revenues in the region declined 24 percent. E-commerce in the region grew during the quarter due to increased traffic and higher conversion.
Asia's operating loss was primarily due to the adverse impacts of COVID-19, as lower net revenues were only partially offset by declines in SG&A expenses driven by the company’s cost reduction initiatives in response to COVID-19, and reflecting related support the company provided to franchisees in India as stores were closed in that market.
Year-to-date 2020 Results are included in the company’s Quarterly Report on Form 10-Q for the quarter ended August 23, 2020.

Cash Flow and Balance Sheet
•Cash and cash equivalents at the end of the third quarter of 2020 of $1,353 million and short-term investments of $72 million were complemented by $608 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $2 billion.
•Net debt at the end of the third quarter of 2020 was $142 million. The company’s leverage ratio was 4.5 at the end of the third quarter of 2020, an increase as compared to 1.4 at the end of the third quarter of 2019, due to the increase in gross debt and adverse impact of COVID-19 on the company’s Adjusted EBIT.
•Cash from operations for the first nine months of 2020 increased to $241 million compared to $206 million for the first nine months of 2019. The adverse impact on cash from operations related to the widespread temporary store closures and other significant adverse impacts of the COVID-19 pandemic was more than offset by the company's cost reduction initiatives and focus on working capital management, in particular managing inventories, including reducing and canceling inventory commitments and redeploying basic inventory items to subsequent seasons, as well as negotiating extended payment terms with suppliers, vendors and landlords, and vigorously pursuing collection of receivables. In the third quarter of 2020, cash from operations increased $156 million compared to the same period of the prior year, reflecting the company’s ongoing recovery from the impacts of COVID-19 and its focus on financial discipline, cost controls, cash and working capital.
•Adjusted free cash flow for the first nine months of 2020 was $(31) million, a decline of $59 million compared to the first nine months of 2019, primarily reflecting higher share repurchases. The company returned to positive adjusted free cash flow generation in the third quarter, which increased $195 million as compared to the same period of the prior year, driven by the increase in cash from operations and a decrease in capital expenditures, reflecting the company’s disciplined spending in response to the COVID-19 pandemic.
•Total inventories were up one percent compared to the end of the corresponding prior-year period, despite the sales decline of 27 percent, reflecting the company’s aggressive inventory actions in response to the COVID-19 business disruption and flexibility resulting from the high percentage of sales derived from core products.
•The company declared and paid dividends of $0.08 per share in each of the first and second quarters collectively totaling approximately $64 million, a 16 percent increase compared to the $55 million paid in the first half of 2019. The company determined not to declare dividends for the third or fourth quarter and will reassess dividend payments for future quarters as circumstances evolve.
Additional information regarding net debt, leverage ratio and Adjusted free cash flow, non-GAAP financial measures, is provided at the end of this press release.
Annual Guidance
Despite the ongoing substantial uncertainty and low visibility resulting from the COVID-19 pandemic and related economic impact, the company plans to share its outlook on the fourth quarter of 2020 as well as share high-level thoughts on 2021 and beyond during its investor conference call, which assume no significant worsening of the COVID-19 pandemic or dramatic re-closure of the global economies.
Investor Conference Call
The company’s third-quarter 2020 investor conference call will be available through a live audio webcast at https://engage.vevent.com/rt/levistraussco/index.jsp?seid=90 on October 6, 2020, at 2 p.m. Pacific / 5 p.m. Eastern or via the following phone numbers: 800-884-6765 in the United States and Canada or +1-973-200-3064 internationally; I.D. No. 7768738. A replay is available the same day on http://www.levistrauss.com/investors/earnings-webcast and will be archived for one quarter. A telephone replay is also available through October 13, 2020, via the following phone numbers: 855-859-2056 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 7768738.

About Levi Strauss & Co.
Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,100 retail stores and shop-in-shops. Levi Strauss & Co.'s reported 2019 net revenues were $5.8 billion. For more information, go to http://levistrauss.com, and for company news and announcements go to http://investors.levistrauss.com.
Forward Looking Statements
This press release and related conference call contain, in addition to historical information, forward-looking statements, including statements related to the company’s ability to manage its business and liquidity during and after the COVID-19 pandemic; the impact of the COVID-19 pandemic on the company’s results of operations; the company’s prospects for financial performance and growth, including adjusted EBIT and adjusted gross margin, following the COVID-19 pandemic; future financial results, including revenues, adjusted gross margin, adjusted EPS, adjusted SG&A, and capital expenditures; new store openings; future dividends and share repurchases; future inventory positions; the impact of continued geographic, product and channel diversification on the company’s financial results; and the impact of digitization initiatives on the company’s financial results. The company has based these forward-looking statements on its current assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project,” "confident" and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for 2019, and its Quarterly Report on Form 10-Q for the quarter ended August 23, 2020, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income (loss) (both reported and on a constant-currency basis), Adjusted diluted earnings (loss) per share (both reported and on a constant-currency basis), constant-currency net revenues, net debt, leverage ratio, and Adjusted free cash flow, to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted net income (loss) (both reported and on a constant-currency basis), Adjusted net income (loss) margin (both reported and on a constant-currency basis), Adjusted diluted earnings (loss) per share (both reported and on a constant-currency basis), constant-currency net revenues, net debt, leverage ratio, and Adjusted free cash flow, and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures.
Constant-currency
The company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign exchange rates for the current period. Constant-currency results do not eliminate the transaction currency impact, which primarily include the realized and unrealized gains and losses recognized from the measurement and remeasurement of purchases and sales of products in a currency other than the functional currency. Additionally, gross margin is impacted by gains and losses related to the procurement of inventory, primarily products sourced in EUR and USD, by our global sourcing organization on behalf of our foreign subsidiaries.

Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	August 23, 2020	November 24, 2019

	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$1,353,042	$934,237
Short-term investments in marketable securities	72,279	80,741
Trade receivables, net of allowance for doubtful accounts of $17,437 and $6,172	543,257	782,846
Inventories:
Raw materials	3,932	4,929
Work-in-process	4,091	3,319
Finished goods	936,311	875,944
Total inventories	944,334	884,192
Other current assets	169,004	188,170
Total current assets	3,081,916	2,870,186
Property, plant and equipment, net of accumulated depreciation of $1,071,260 and $1,054,267	447,869	529,558
Goodwill	263,692	235,788
Other intangible assets, net	48,624	42,782
Deferred tax assets, net	500,701	407,905
Operating lease right-of-use assets, net (Note 1)	985,497	—
Other non-current assets	218,970	146,199
Total assets	$5,547,269	$4,232,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$23,941	$7,621
Accounts payable	461,501	360,324
Accrued salaries, wages and employee benefits	162,866	223,374
Restructuring liabilities (Note 6)	58,009	—
Accrued interest payable	23,832	5,350
Accrued income taxes	29,510	24,050
Accrued sales returns and allowances (Note 1)	172,149	171,113
Short-term operating lease liability (Note 1)	218,098	—
Other accrued liabilities (Note 1)	424,272	375,372
Total current liabilities	1,574,178	1,167,204
Long-term debt	1,543,302	1,006,745
Postretirement medical benefits	59,294	64,006
Pension liability	174,183	193,214
Long-term employee related benefits	93,783	84,957
Long-term income tax liabilities	7,049	10,486
Long-term operating lease liability (Note 1)	852,366	—
Other long-term liabilities	51,843	134,249
Total liabilities	4,355,998	2,660,861
Commitments and contingencies
Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $0.001 par value; 1,200,000,000 Class A shares authorized, 65,810,175 shares and 53,079,235 shares issued and outstanding as of August 23, 2020 and November 24, 2019, respectively; and 422,000,000 Class B shares authorized, 331,312,315 shares and 340,674,741 shares issued and outstanding, as of August 23, 2020 and November 24, 2019, respectively	397	394
Additional paid-in capital	621,432	657,659
Accumulated other comprehensive loss	(487,923)	(404,986)
Retained earnings	1,057,365	1,310,464
Total Levi Strauss & Co. stockholders’ equity	1,191,271	1,563,531
Noncontrolling interest	—	8,026
Total stockholders’ equity	1,191,271	1,571,557
Total liabilities and stockholders’ equity	$5,547,269	$4,232,418
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	August 23, 2020	August 25, 2019	August 23, 2020	August 25, 2019

	(Dollars in thousands, except per share amounts) (Unaudited)
Net revenues	$1,063,085	$1,447,081	$3,066,753	$4,194,479
Cost of goods sold	485,687	680,335	1,480,376	1,944,502
Gross profit	577,398	766,746	1,586,377	2,249,977
Selling, general and administrative expenses	484,002	595,528	1,695,072	1,814,949
Restructuring charges, net	1,071	—	68,442	—
Operating income (loss)	92,325	171,218	(177,137)	435,028
Interest expense	(28,437)	(15,292)	(56,337)	(47,962)
Underwriter commission paid on behalf of selling stockholders	—	—	—	(24,860)
Other expense, net	(12,274)	(4,369)	(8,269)	(2,849)
Income (loss) before income taxes	51,614	151,557	(241,743)	359,357
Income tax (benefit) expense	24,565	27,340	(57,932)	60,182
Net income (loss)	27,049	124,217	(183,811)	299,175
Net loss attributable to noncontrolling interest	—	292	—	141
Net income (loss) attributable to Levi Strauss & Co.	$27,049	$124,509	$(183,811)	$299,316
Earnings (loss) per common share attributable to common stockholders:
Basic	$0.07	$0.32	$(0.46)	$0.77
Diluted	$0.07	$0.30	$(0.46)	$0.73
Weighted-average common shares outstanding:
Basic	397,711,322	394,169,688	397,010,522	387,289,913
Diluted	407,677,385	413,639,749	397,010,522	407,844,136

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	August 23, 2020	August 25, 2019	August 23, 2020	August 25, 2019

	(Dollars in thousands) (Unaudited)
Net income (loss)	$27,049	$124,217	$(183,811)	$299,175
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	3,640	3,431	13,844	10,317
Derivative instruments	(63,271)	9,215	(50,068)	23,619
Foreign currency translation gains (losses)	36,915	(6,523)	(1,974)	(11,280)
Unrealized gains on marketable securities	6,104	475	5,313	1,694
Total other comprehensive income (loss), before related income taxes	(16,612)	6,598	(32,885)	24,350
Income taxes benefit (expense) related to items of other comprehensive income (loss)	6,385	(1,568)	4,392	(5,741)
Comprehensive income (loss), net of income taxes	16,822	129,247	(212,304)	317,784
Comprehensive loss (income) attributable to noncontrolling interest	—	68	—	(334)
Comprehensive income (loss) attributable to Levi Strauss & Co.	$16,822	$129,315	$(212,304)	$317,450

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Three Months Ended August 23, 2020
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at May 24, 2020	$396	$611,993	$1,030,513	$(477,696)	$—	$1,165,206
Net income	—	—	27,049	—	—	27,049
Other comprehensive loss, net of tax	—	—	—	(10,227)	—	(10,227)
Stock-based compensation and dividends, net	1	11,840	(197)	—	—	11,644
Employee stock purchase plan	—	1,889	—	—	—	1,889
Shares surrendered for tax withholdings on equity awards	—	(4,290)	—	—	—	(4,290)
Balance at August 23, 2020	$397	$621,432	$1,057,365	$(487,923)	$—	$1,191,271

	Nine Months Ended August 23, 2020
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at November 24, 2019	$394	$657,659	$1,310,464	$(404,986)	$8,026	$1,571,557
Net loss	—	—	(183,811)	—	—	(183,811)
Other comprehensive loss, net of tax	—	—	—	(28,493)	—	(28,493)
Stock-based compensation and dividends, net	6	37,460	(224)	—	—	37,242
Employee stock purchase plan	—	6,171	—	—	—	6,171
Repurchase of common stock	(3)	—	(56,240)	—	—	(56,243)
Shares surrendered for tax withholdings on equity awards	—	(79,858)	—	—	—	(79,858)
Changes in ownership of noncontrolling interest	—	—	(8,809)	—	(8,026)	(16,835)
Cumulative effect of adoption of new accounting standards	—	—	59,624	(54,444)	—	5,180
Cash dividends declared ($0.16 per share)	—	—	(63,639)	—	—	(63,639)
Balance at August 23, 2020	$397	$621,432	$1,057,365	$(487,923)	$—	$1,191,271

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)

	Three Months Ended August 25, 2019
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at May 26, 2019	$392	$629,703	$1,094,666	$(411,256)	$7,748	$1,321,253
Net income	—	—	124,509	—	(292)	124,217
Other comprehensive income, net of tax	—	—	—	4,806	224	5,030
Stock-based compensation and dividends, net	1	17,930	(86)	—	—	17,845
Balance at August 25, 2019	$393	$647,633	$1,219,089	$(406,450)	$7,680	$1,468,345

	Nine Months Ended August 25, 2019
	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity

	(Dollars in thousands) (Unaudited)
Balance at November 25, 2018	$376	$—	$1,084,321	$(424,584)	$7,346	$667,459
Net income	—	—	299,316	—	(141)	299,175
Other comprehensive income, net of tax	—	—	—	18,134	475	18,609
Stock-based compensation and dividends, net	3	31,942	(86)	—	—	31,859
Reclassification to temporary equity	—	(506)	(23,339)	—	—	(23,845)
Repurchase of common stock	—	(165)	(2,923)	—	—	(3,088)
Shares surrendered for tax withholdings on equity awards	—	(25,522)	—	—	—	(25,522)
Reclassification from temporary equity in connection with initial public offering	—	351,185	(28,200)	—	—	322,985
Issuance of Class A common stock in connection with initial public offering	14	234,569	—	—	—	234,583
Cancel liability-settled awards and replace with equity-settled awards in connection with initial public offering	—	56,130	—	—	—	56,130
Cash dividends declared ($0.29 per share)	—	—	(110,000)	—	—	(110,000)
Balance at August 25, 2019	$393	$647,633	$1,219,089	$(406,450)	$7,680	$1,468,345

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	August 23, 2020	August 25, 2019

	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$(183,811)	$299,175
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	104,997	90,305
Property, plant, equipment, and right-of-use asset impairments	60,968	939
Unrealized foreign exchange losses	5,706	19,625
Realized gains on settlement of forward foreign exchange contracts not designated for hedge accounting	(17,636)	(9,309)
Employee benefit plans’ amortization from accumulated other comprehensive loss and curtailment loss	13,845	10,317
Stock-based compensation	37,242	31,859
Allowance for doubtful accounts	10,697	544
Other, net	6,120	1,897
Benefit from deferred income taxes	(87,871)	(20,352)
Change in operating assets and liabilities, net of effect of acquisition:
Trade receivables	219,779	(21,387)
Inventories	(47,289)	(79,355)
Accounts payable, accrued liabilities, and operating leases, net of right-of-use assets	199,393	(26,541)
Restructuring liabilities	57,762	—
Income tax liabilities	(9,466)	34,918
Accrued salaries, wages and employee benefits and long-term employee related benefits	(82,497)	(88,817)
Other operating assets and liabilities, net	(47,074)	(38,281)
Net cash provided by operating activities	240,865	205,537
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(89,487)	(128,041)
Payments for business acquisition	(54,282)	—
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	17,636	9,309
Payments to acquire short-term investments	(67,458)	(94,702)
Proceeds from sale, maturity and collection of short-term investments	75,863	15,057
Net cash used for investing activities	(117,728)	(198,377)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	502,500	—
Proceeds from senior revolving credit facility	300,000	—
Repayments of senior revolving credit facility	(300,000)	—
Proceeds from short-term credit facilities	8,936	25,259
Repayments of short-term credit facilities	(5,245)	(38,280)
Other short-term borrowings, net	12,980	9,486
Payment of debt issuance costs	(6,459)	—
Proceeds from issuance of Class A common stock	—	254,329
Payments for underwriter commission and other offering costs	—	(19,746)
Proceeds from employee stock purchase plan	6,173	—
Repurchase of common stock	(56,243)	(3,088)
Repurchase of shares surrendered for tax withholdings on equity awards	(79,857)	(25,522)
Payments to noncontrolling interests	(16,090)	—
Dividend to stockholders	(63,639)	(55,000)
Other financing, net	(535)	(643)
Net cash provided by financing activities	302,521	146,795
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(6,914)	(3,357)
Net increase in cash and cash equivalents and restricted cash	418,744	150,598
Beginning cash and cash equivalents, and restricted cash	934,753	713,698
Ending cash and cash equivalents, and restricted cash	1,353,497	864,296
Less: Ending restricted cash	(455)	(523)
Ending cash and cash equivalents	$1,353,042	$863,773

Noncash Investing and Financing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$33,255	$21,573
Property, plant and equipment additions due to build-to-suit lease transactions	—	10,861
Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$38,036	$29,621
Cash paid for income taxes during the period, net of refunds	34,657	80,159
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE THIRD QUARTER OF 2020
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call held on October 6, 2020, discussing the company’s financial condition and results of operations as of and for the quarter ended August 23, 2020. Adjusted gross profit, Adjusted gross margin, Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, net debt, Adjusted free cash flow, constant-currency net revenues, constant-currency Adjusted EBIT and leverage ratio are not financial measures prepared in accordance with GAAP. As used in this press release: (1) Adjusted gross profit, represents gross profit excluding COVID-19 related inventory costs and Adjusted gross margin, represents Adjusted gross profit as a percentage of net revenues; (2) Adjusted SG&A represents SG&A less charges related to changes in fair value on cash-settled stock-based compensation, COVID-19 related charges, and restructuring related charges, severance and other, net; (3) Adjusted EBIT represents net income (loss) excluding income tax (benefit) expense, interest expense, other (income) expense, net, underwriter commission paid on behalf of selling stockholders, impact of changes in fair value on cash-settled stock-based compensation, COVID-19 related inventory costs and other charges, and restructuring and restructuring related charges, severance and other, net, and Adjusted EBIT margin as Adjusted EBIT as a percentage of net revenues; (4) Adjusted EBITDA represents Adjusted EBIT excluding depreciation and amortization expense; (5) Adjusted net income (loss) represents net income (loss) excluding underwriter commission paid on behalf of selling stockholders, charges related to the impact of changes in fair value on cash-settled stock-based compensation, COVID-19 related inventory costs and other charges, and restructuring and restructuring related charges, severance and other, net, and tax impact of adjustments and Adjusted net income margin as Adjusted net income (loss) as a percentage of net revenues; (6) Adjusted diluted earnings per share represents Adjusted net income (loss) per weighted-average number of diluted common shares; (7) net debt represents total debt, excluding capital leases, less cash and cash equivalents and short-term investments in marketable securities; (8) leverage ratio represents total debt, excluding capital leases, divided by the last twelve months of Adjusted EBITDA; (9) Adjusted free cash flow represents cash from operating activities less underwriter commission paid on behalf of selling stockholders, purchases of property, plant and equipment, plus proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, less repurchase of common stock including shares surrendered for tax withholdings on equity award exercises, and cash dividends to stockholders; (10) constant-currency net revenues represents net revenues without the impact of foreign currency exchange rate fluctuations; (11) constant-currency Adjusted EBIT represents Adjusted EBIT without the impact of foreign currency exchange rate fluctuations; (12) constant-currency Adjusted net income (loss) represents Adjusted net income (loss) without the impact of foreign currency exchange rate fluctuations; and (13) constant-currency Adjusted diluted earnings (loss) per share represents Adjusted diluted earnings per share without the impact of foreign currency exchange rate fluctuations.

Adjusted Gross Profit:

	Three Months Ended		Nine Months Ended
	August 23, 2020	August 25, 2019	August 23, 2020	August 25, 2019

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Gross profit	$577.4	$766.8	$1,586.4	$2,250.0

Non-GAAP measure:
Gross profit	$577.4	$766.8	$1,586.4	$2,250.0
COVID-19 related inventory costs (1)	(7.9)	—	78.7	—
Adjusted gross profit	$569.5	$766.8	$1,665.1	$2,250.0
Adjusted gross margin	53.6%	53.0%	54.3%	53.6%
_____________
(1)    Represents costs incurred in connection with COVID-19, including $7.9 million in reductions in COVID-19 related inventory charges recognized during the three-month period ended August 23, 2020, primarily due to reductions in our estimate of adverse fabric purchase commitments, initially recorded in the second quarter of 2020. During the nine-month period ended August 23, 2020, the charges include $48.1 million of incremental inventory reserves and $29.8 million of adverse fabric purchase commitments.

Adjusted SG&A:

	Three Months Ended		Nine Months Ended
	August 23, 2020	August 25, 2019	August 23, 2020	August 25, 2019

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Selling, general and administrative expenses	$484.0	$595.5	$1,695.1	$1,814.9

Non-GAAP measure:
Selling, general and administrative expenses	$484.0	$595.5	$1,695.1	$1,814.9
Impact of changes in fair value on cash-settled stock-based compensation(1)	(1.8)	(5.1)	(6.0)	(25.4)
COVID-19 related charges(2)	4.1	—	(83.9)	—
Restructuring related charges, severance and other, net(3)	(1.1)	—	(7.8)	(3.8)
Adjusted SG&A	$485.2	$590.4	$1,597.4	$1,785.7
_____________
(1)    Includes the impact of changes in fair value of Class B common stock following the grant date on awards that were granted as cash-settled and subsequently replaced with stock-settled awards concurrent with the IPO.
(2)    For the three-month period ended August 23, 2020, the net reduction of $4.1 million in COVID-19 related charges recognized mainly represents the recoveries of receivables previously estimated to be not collectible, offset by incremental costs incurred in response to the global pandemic. The charges incurred in connection with COVID-19 during the nine-month period ended August 23, 2020 primarily consist of $43.0 million in impairment of certain operating lease right-of-use assets and $17.4 million in impairment of property and equipment related to certain retail locations and other corporate assets, and $21.0 million of charges related to customer receivables.
(3)    Restructuring related charges, severance and other, net include transaction and deal related costs, including IPO-related, initial acquisition and integration costs and amortization of acquired intangible assets.

Adjusted EBIT and Adjusted EBITDA:

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	August 23, 2020	August 25, 2019	August 23, 2020	August 25, 2019	August 23, 2020	August 25, 2019

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income (loss)	$27.0	$124.2	$(183.8)	$299.2	$(88.0)	$396.5

Non-GAAP measure:
Net income (loss)	$27.0	$124.2	$(183.8)	$299.2	$(88.0)	$396.5
Income tax (benefit) expense	24.6	27.4	(57.9)	60.2	(35.5)	98.4
Interest expense	28.4	15.3	56.3	48.0	74.5	57.7
Other (income) expense, net	12.3	4.4	8.3	2.8	3.5	(13.5)
Underwriter commission paid on behalf of selling stockholders	—	—	—	24.9	—	24.9
Impact of changes in fair value on cash-settled stock-based compensation(1)	1.8	5.1	6.0	25.4	14.7	46.2
COVID-19 related inventory costs and other charges (2)	(12.0)	—	162.6	—	162.6	—
Restructuring and restructuring related charges, severance and other, net(3)	2.1	—	76.2	3.8	82.2	5.0
Adjusted EBIT	$84.2	$176.4	$67.7	$464.3	$214.0	$615.2
Adjusted EBIT margin	7.9%	12.2%	2.2%	11.1%

Depreciation and amortization(4)	32.6	31.6	101.0	90.3	134.6	118.4
Adjusted EBITDA	$116.8	$208.0	$168.7	$554.6	$348.6	$733.6
_____________
(1)    Includes the impact of changes in fair value of Class B common stock following the grant date on awards that were granted as cash-settled and subsequently replaced with stock-settled awards concurrent with the IPO.
(2)    For the three-month period ended August 23, 2020, the net reduction of $12.0 million in COVID-19 related inventory costs and other charges recognized mainly represents reductions in COVID-19 related inventory charges, as a result of reductions in our estimate of adverse fabric purchase commitments, the recoveries of receivables previously estimated to be not collectible, offset by incremental costs incurred in response to the global pandemic. The inventory costs and other charges recognized during the nine-month period ended August 23, 2020 primarily consist of $48.1 million of incremental inventory reserves, $29.8 million of adverse fabric purchase commitments, $43.0 million and $17.4 million in impairment of operating lease right-of-use assets and property and equipment related to certain retail locations and other corporate assets, respectively, and $21.0 million of charges related to customer receivables.
(3)    Other charges included in restructuring and restructuring related charges, severance and other, net include transaction and deal related costs, including IPO-related, initial acquisition and integration costs and amortization of acquired intangible assets.
(4)    Depreciation and amortization amount net of amortization of acquired intangible assets included in Restructuring and related charges, severance and other, net.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share:

	Three Months Ended		Nine Months Ended
	August 23, 2020	August 25, 2019	August 23, 2020	August 25, 2019

	(Dollars in millions, except per share amounts)
	(Unaudited)
Most comparable GAAP measure:
Net income (loss)	$27.0	$124.2	$(183.8)	$299.2

Non-GAAP measure:
Net income (loss)	$27.0	$124.2	$(183.8)	$299.2
Underwriter commission paid on behalf of selling stockholders	—	—	—	24.9
Impact of changes in fair value on cash-settled stock-based compensation(1)	1.8	5.1	6.0	25.4
COVID-19 related inventory costs and other charges(2)	(12.0)	—	162.6	—
Restructuring and restructuring related charges, severance and other, net(3)	2.1	—	76.2	3.8
Tax impact of adjustments(4)	12.4	(1.1)	(58.7)	(4.9)
Adjusted net income	$31.3	$128.2	$2.3	$348.4

Adjusted net income margin	2.9%	8.9%	0.1%	8.3%
Adjusted diluted earnings per share	$0.08	$0.31	$0.01	$0.85
_____________
(1)    Includes the impact of changes in fair value of Class B common stock following the grant date on awards that were granted as cash-settled and subsequently replaced with stock-settled awards concurrent with the IPO.
(2)    For the three-month period ended August 23, 2020, the net reduction of $12.0 million in COVID-19 related inventory costs and other charges recognized mainly represents reductions in COVID-19 related inventory charges, as a result of reductions in our estimate of adverse fabric purchase commitments, the recoveries of receivables previously estimated to be not collectible, offset by incremental costs incurred in response to the global pandemic. The inventory costs and other charges recognized during the nine-month period ended August 23, 2020 primarily consist of $48.1 million of incremental inventory reserves, $29.8 million of adverse fabric purchase commitments, $43.0 million and $17.4 million in impairment of operating lease right-of-use assets and property and equipment related to certain retail locations and other corporate assets, respectively, and $21.0 million of charges related to customer receivables.
(3)    Other charges included in restructuring and restructuring related charges, severance and other, net include transaction and deal related costs, including IPO-related, initial acquisition and integration costs and amortization of acquired intangible assets.
(4)    Tax impact for the three-month period ended August 23, 2020 includes the impact of the decrease in annual effective tax rate. Please refer to Note 13 for more information on the effective tax rate.

Net Debt and Leverage Ratio:

	August 23, 2020	November 24, 2019

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Total debt, excluding capital leases	$1,567.2	$1,014.4

Non-GAAP measure:
Total debt, excluding capital leases	$1,567.2	$1,014.4
Cash and cash equivalents	(1,353.0)	(934.2)
Short-term investments in marketable securities	(72.3)	(80.7)
Net debt	$141.9	$(0.5)

	August 23, 2020	August 25, 2019

	(Dollars in millions)
	(Unaudited)
Total debt, excluding capital leases	$1,567.2	$1,034.6
Last Twelve Months Adjusted EBITDA(1)	$348.6	$733.6
Leverage ratio	4.5	1.4
_____________
(1)    Last Twelve Months Adjusted EBITDA is reconciled from net income (loss) which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.

Adjusted Free Cash Flow:

	Three Months Ended		Nine Months Ended
	August 23, 2020	August 25, 2019	August 23, 2020	August 25, 2019

	(Dollars in millions)		(Dollars in millions)
	(Unaudited)		(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$199.5	$43.7	$240.9	$205.5
Net cash used for investing activities	(10.1)	(55.2)	(117.7)	(198.4)
Net cash (used for) provided by financing activities	(287.1)	15.8	302.5	146.8

Non-GAAP measure:
Net cash provided by operating activities	$199.5	$43.7	$240.9	$205.5
Underwriter commission paid on behalf of selling stockholders	—	—	—	24.9
Purchases of property, plant and equipment	(14.3)	(51.0)	(89.5)	(128.0)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	2.5	(3.8)	17.6	9.3
Repurchase of common stock	—	—	(56.2)	(3.1)
Repurchase of shares surrendered for tax withholdings on equity awards	(4.3)	—	(79.9)	(25.5)
Dividend to stockholders	—	—	(63.6)	(55.0)
Adjusted free cash flow	$183.4	$(11.1)	$(30.7)	$28.1

Constant-Currency Net Revenues:

	Three Months Ended			Nine Months Ended
	August 23, 2020	August 25, 2019	% Increase (Decrease)	August 23, 2020	August 25, 2019	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total revenues
As reported	$1,063.1	$1,447.1	(26.5)%	$3,066.8	$4,194.5	(26.9)%
Impact of foreign currency exchange rates	—	(16.2)	*	—	(67.7)	*
Constant-currency net revenues	$1,063.1	$1,430.9	(25.7)%	$3,066.8	$4,126.8	(25.7)%

Americas
As reported	$549.8	$770.8	(28.7)%	$1,578.1	$2,180.8	(27.6)%
Impact of foreign currency exchange rates	—	(16.0)	*	—	(32.8)	*
Constant-currency net revenues - Americas	$549.8	$754.8	(27.2)%	$1,578.1	$2,148.0	(26.5)%

Europe
As reported	$390.4	$463.3	(15.7)%	$1,032.4	$1,326.3	(22.2)%
Impact of foreign currency exchange rates	—	4.7	*	—	(19.6)	*
Constant-currency net revenues - Europe	$390.4	$468.0	(16.6)%	$1,032.4	$1,306.7	(21.0)%

Asia
As reported	$122.9	$213.0	(42.3)%	$456.3	$687.4	(33.6)%
Impact of foreign currency exchange rates	—	(4.9)	*	—	(15.3)	*
Constant-currency net revenues - Asia	$122.9	$208.1	(40.9)%	$456.3	$672.1	(32.1)%
___________
* Not meaningful

Constant-Currency Adjusted EBIT:

	Three Months Ended			Nine Months Ended
	August 23, 2020	August 25, 2019	% Increase (Decrease)	August 23, 2020	August 25, 2019	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Adjusted EBIT(1)	$84.2	$176.4	(52.3)%	$67.7	$464.3	(85.4)%
Impact of foreign currency exchange rates	—	(1.7)	*	—	(10.5)	*
Constant-currency Adjusted EBIT	$84.2	$174.7	(51.8)%	$67.7	$453.8	(85.1)%
Constant-currency Adjusted EBIT margin(2)	7.9%	12.2%		2.2%	11.0%
_____________
(1)    Adjusted EBIT is reconciled from net income (loss) which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.
(2)    We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues.
* Not meaningful

Constant-Currency Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share:

	Three Months Ended			Nine Months Ended
	August 23, 2020	August 25, 2019	% Increase (Decrease)	August 23, 2020	August 25, 2019	% Increase (Decrease)

	(Dollars in millions, except per share amounts) (Unaudited)
Adjusted net income (loss) (1)	$31.3	$128.2	(75.6)%	$2.3	$348.4	(99.3)%
Impact of foreign currency exchange rates	—	(0.3)	*	—	(7.3)	*
Constant-currency Adjusted net income (loss)	$31.3	$127.9	(75.5)%	$2.3	$341.1	(99.3)%
Constant-currency Adjusted net income (loss) margin(2)	2.9%	8.9%		0.1%	8.3%

Adjusted diluted earnings (loss) per share	$0.08	$0.31	(74.2)%	$0.01	$0.85	(98.8)%
Impact of foreign currency exchange rates	—	—	*	—	(0.02)	*
Constant-currency Adjusted diluted earnings (loss) per share	$0.08	$0.31	(74.2)%	$0.01	$0.83	(98.8)%
_____________
(1)    Adjusted net income (loss) is reconciled from net income (loss) which is the most comparable GAAP measure. Refer to Adjusted net income (loss) table for more information.
(2)    We define constant-currency Adjusted net income (loss) margin as constant-currency Adjusted net income (loss) as a percentage of constant-currency net revenues.
* Not meaningful